CUSTODY AGREEMENT

         Agreement made as of this 24th day of August, 1992, between First Investors Series Fund II, Inc., a corporation organized and existing under the laws of the State of Maryland having its principal office and place of business at 95 Wall Street, New York, New York 10005 (hereinafter called the "Fund"), and THE BANK OF NEW YORK, a New York corporation authorized to do a banking business, having its principal office and place of business at 48 Wall Street, New York, New York 10286 (hereinafter called the "Custodian").

                              W I T N E S S E T H :

that for and in consideration of the mutual promises hereinafter set forth, the Fund and the Custodian agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

         Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

         1. "Authorized Person" shall be deemed to include any person, whether or not such person is an Officer or employee of the Fund, duly authorized by the Board of Directors of the Fund to give Oral Instructions and Written Instructions on behalf of the Fund and listed in the Certificate annexed hereto as Appendix A or such other Certificate as may be received by the Custodian from time to time.

         2.  "Book-Entry System" shall mean the Federal
Reserve/Treasury book-entry system for United States and federal agency securities, its successor or successors and its nominee or nominees

         3. "Call Option" shall mean an exchange traded option with respect to Securities other than Stock Index Options, Futures Contracts, and Futures Contract Options entitling the holder, upon timely exercise and payment of the exercise price, as specified therein, to purchase from the writer thereof the specified underlying Securities.

         4. "Certificate" shall mean any notice, instruction, or other instrument in writing, authorized or required by this Agreement to be given to the Custodian which is actually received by the Custodian and signed on behalf of the Fund by any two Officers.


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any broker-dealer reasonably believed by the Custodian to be such a clearing member.

         5. "Collateral Account" shall mean a segregated account so denominated which is specifically allocated to a Series and pledged to the Custodian as security for, and in consideration of, the Custodian's issuance of (a) any Put Option guarantee letter or similar document described in paragraph 8 of Article v herein, or (b) any receipt described in Article V or VIII herein.

         6. "Covered Call Option" shall mean an exchange traded option entitling the holder, upon timely exercise and payment of the exercise price, as specified therein, to purchase from the writer thereof the specified underlying Securities (excluding Futures Contracts) which are owned by the writer thereof and subject to appropriate restrictions.

         7. "Depository" shall mean The Depository Trust Company ("DTC"), a clearing agency registered with the Securities and Exchange Commission, its successor or successors and its nominee or nominees. The term "Depository" shall further mean and include any other person authorized to act as a depository under the Investment Company Act of 1940, its successor or successors and its nominee or nominees, specifically identified in a certified copy of a resolution of the Fund's Board of Directors specifically approving deposits therein by the Custodian.

         8. "Financial Futures Contract" shall mean the firm commitment to buy or sell fixed income securities including, without limitation, U.S. Treasury Bills, U.S. Treasury Notes, U.S. Treasury Bonds, domestic bank certificates of deposit, and Eurodollar certificates of deposit, during a specified month at an agreed upon price.

         9. "Futures Contract" shall mean a Financial Futures Contract and/or Stock Index Futures Contracts.

         10. "Futures Contract Option" shall mean an option with respect to a Futures Contract.

         11. "Margin Account" shall mean a segregated account in the name of a broker, dealer, futures commission merchant, or a Clearing Member, or in the name of the Fund for the benefit of a broker, dealer, futures commission merchant, or Clearing Member, or otherwise, in accordance with an agreement between the Fund, the Custodian and a broker, dealer, futures commission merchant or a Clearing Member (a "Margin Account Agreement"), separate and distinct from the custody account, in which certain Securities and/or money of the Fund shall be deposited and withdrawn from time to time in connection with such transactions as the Fund may from time to time determine. Securities held in the Book-Entry System


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or the Depository shall be deemed to have been deposited in, or withdrawn from, a Margin Account upon the Custodian's effecting an appropriate entry in its books and records.

         12. "Money Market Security" shall be deemed to include, without limitation, certain Reverse Repurchase Agreements, debt obligations issued or guaranteed as to interest and principal by the government of the United States or agencies or instrumentalities thereof, any tax, bond or revenue anticipation note issued by any state or municipal government or public authority, commercial paper, certificates of deposit and bankers' acceptances, repurchase agreements with respect to the same and bank time deposits, where the purchase and sale of such securities normally requires settlement in federal funds on the same day as such purchase or sale.

         13. "O.C.C." shall mean the Options Clearing Corporation, a clearing agency registered under Section 17A of the Securities Exchange Act of 1934, its successor or successors, and its nominee or nominees.

         14. "Officers" shall be deemed to include the President, any Vice President, the Secretary, the Treasurer, the Controller, any Assistant Secretary, any Assistant Treasurer, and any other person or persons, whether or not any such other person is an officer of the Fund, duly authorized by the Board of Directors of the Fund to execute any Certificate, instruction, notice or other instrument on behalf of the Fund and listed in the Certificate annexed hereto as Appendix A or such other Certificate as may be received by the Custodian from time to time.

         15. "Option" shall mean a Call Option, Covered Call Option, Stock Index Option and/or a Put Option.

         16. "Oral Instructions" shall mean verbal instructions actually received by the Custodian from an Officer or from a person reasonably believed by the Custodian to be an Officer.

         17. "Put Option" shall mean an exchange traded option with respect to Securities other than Stock Index Options, Futures Contracts, and Futures Contract Options entitling the holder, upon timely exercise and tender of the specified underlying Securities, to sell such Securities to the writer thereof for the exercise price.

         18. "Reverse Repurchase Agreement" shall mean an agreement pursuant to which the Fund sells Securities and agrees to repurchase such Securities at a described or specified date and price.



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         19. "Security" shall be deemed to include, without limitation, Money
Market Securities, Call Options, Put Options, Stock Index Options, Stock Index Futures Contracts, Stock Index Futures Contract Options, Financial Futures Contracts, Financial Futures Contract Options, Reverse Repurchase Agreements, common stocks and other securities having characteristics similar to common stocks, preferred stocks, debt obligations issued by state or municipal governments and by public authorities, (including, without limitation, general obligation bonds, revenue bonds, industrial bonds and industrial development bonds), bonds, debentures, notes, mortgages or other obligations, and any certificates, receipts, warrants or other instruments representing rights to receive, purchase, sell or subscribe for the same, or evidencing or representing any other rights or interest therein, or any property or assets.

         20. "Segregated Account" shall mean an account maintained and specifically allocated to a Series under the terms of this Agreement as a segregated account, by recordation or otherwise, within the custody account in which certain Securities and/or other assets of the Fund specifically allocated to such Series shall be deposited and withdrawn from time to time in accordance with Certificates received by the Custodian in connection with such transactions as the Fund may from time to time determine.

         21. "Series" shall mean such of the various portfolios, if any, of the Fund as described from time to time in the current and effective prospectus for the Fund for which the Custodian has been appointed custodian as specified in a Certificate received by the Custodian.

         22. "Shares" shall mean the shares of capital stock of the Fund, each of which is, in the case of a Fund having Series, allocated to a particular Series.

         23. "Stock Index Futures Contract" shall mean a bilateral agreement pursuant to which the parties agree to take or make delivery of an amount of cash equal to a specified dollar amount times the difference between the value of a particular stock index at the close of the last business day of the contract and the price at which the futures contract is originally struck.

         24. "Stock Index Option" shall mean an exchange traded option entitling the holder, upon timely exercise, to receive an amount of cash determined by reference to the difference between the exercise price and the value of the index on the date of exercise.

         25. "Terminal Link" shall mean an electronic data transmission link between the Fund and the Custodian requiring in connection with each use of the Terminal Link by or on behalf of


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the Fund use of an authorization code provided by the Custodian and at least two access codes established by the Fund.

                                                    ARTICLE II.

                                             APPOINTMENT OF CUSTODIAN

         1. The Fund hereby constitutes and appoints the Custodian as custodian of the Securities and moneys at any time owned by each Series of the Fund during the period of this Agreement.

         2. The Custodian hereby accepts appointment as such custodian and agrees to perform the duties thereof as hereinafter set forth.


                                                   ARTICLE III.

                                          CUSTODY OF CASH AND SECURITIES

         1. The Fund will deliver or cause to be delivered to the Custodian all Securities and all moneys owned by it, at any time during the period of this Agreement, and shall specify with respect to such Securities and money the Series to which the same are specifically allocated. The Custodian shall segregate, keep and maintain the assets of the Series separate and apart. The Custodian will not be responsible for any Securities and moneys not actually received by it. The Custodian will be entitled to reverse any credits made on the Fund's behalf where such credits have been previously made and moneys are not finally collected. The Fund shall deliver to the Custodian a certified resolution of the Board of Directors of the Fund, substantially in the form of Exhibit A hereto, approving, authorizing and instructing the Custodian on a continuous and on-going basis to deposit in the Book-Entry System all Securities eligible for deposit therein, regardless of the Series to which the same are specifically allocated and to utilize the Book-Entry System to the extent possible in connection with its performance hereunder, including, without limitation, in connection with settlements of purchases and sales of Securities, loans of Securities and deliveries and returns of Securities collateral. Prior to a deposit of Securities specifically allocated to a Series in the Depository, the Fund shall deliver to the Custodian a certified resolution of the Board of Directors of the Fund, substantially in the form of Exhibit B hereto, approving, authorizing and instructing the Custodian on a continuous and ongoing basis until instructed to the contrary by a Certificate actually received by the Custodian to deposit in the Depository all Securities specifically allocated to such Series eligible for deposit therein, and to utilize the Depository to the extent possible with respect to such Securities in connection with its performance hereunder, including, without limitation, in connection with settlements of purchases and sales of Securities, loans of


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Securities, and deliveries and returns of Securities collateral.
Securities and moneys deposited in either the Book-Entry System or the

         Depository will be represented in accounts which include only assets held by the Custodian for customers, including, but not limited to, accounts in which the Custodian acts in a fiduciary or representative capacity and will be specifically allocated on the Custodian's books to the separate account for the applicable Series. Prior to the Custodian's accepting, utilizing and acting with respect to Clearing Member confirmations for Options and transactions in Options for a Series as provided in this Agreement, the Custodian shall have received a certified resolution of the Fund's Board of Directors, substantially in the form of Exhibit C hereto, approving, authorizing and instructing the Custodian on a continuous and on-going basis, until instructed to the contrary by a Certificate actually received by the Custodian, to accept, utilize and act in accordance with such confirmations as provided in this Agreement with respect to such Series.

         2. The Custodian shall establish and maintain separate accounts, in the name of each Series, and shall credit to the separate account for each Series all moneys received by it for the account of the Fund with respect to such Series. Money credited to a separate account for a Series shall be disbursed by the Custodian only:

         (a) As hereinafter provided;

         (b) Pursuant to Certificates setting forth the name and address of the person to whom the payment is to be made, the Series account from which payment is to be made and the purpose for which payment is to be made; or

         (c) In payment of the fees and in reimbursement of the expenses and liabilities of the Custodian attributable to such Series.

         3. Promptly after the close of business on each day, the Custodian shall furnish the Fund with confirmations and a summary, on a per Series basis, of all transfers to or from the account of the Fund for a Series, either hereunder or with any co-custodian or sub-custodian appointed in accordance with this Agreement during said day. Where Securities are transferred to the account of the Fund for a Series, the Custodian shall also by book-entry or otherwise identify as belonging to such Series a quantity of Securities in a fungible bulk of Securities registered in the name of the Custodian (or its nominee) or shown on the Custodian's account on the books of the Book-Entry System or the Depository. At least monthly and from time to time, the Custodian shall furnish


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the Fund with a detailed statement, on a per Series basis, of the Securities and moneys held by the Custodian for the Fund.

         4. Except as otherwise provided in paragraph 7 of this Article and in
Article VIII, all Securities held by the Custodian hereunder, which are issued or issuable only in bearer form, except such Securities as are held in the Book-Entry System, shall be held by the Custodian in that form; all other Securities held hereunder may be registered in the name of the Fund, in the name of any duly appointed registered nominee of the Custodian as the Custodian may from time to time determine, or with respect to Securities held in the Book-Entry System or the Depository, respectively, in the name of the Book-Entry System or the Depository or their successor or successors, or their nominee or nominees. The Fund agrees to furnish to the Custodian appropriate instruments to enable the Custodian to hold or deliver in proper form for transfer, or to register in the name of its registered nominee or in the name of the Book-Entry System or the Depository any Securities which it may hold hereunder and which may from time to time be registered in the name of the Fund. The Custodian shall hold all such Securities specifically allocated to a Series which are not held in the Book-Entry System or in the Depository in a separate account in the name of such Series physically segregated at all times from those of any other person or persons.

         5. Except as otherwise provided in this Agreement and unless otherwise instructed to the contrary by a Certificate, the Custodian by itself, or through the use of the Book-Entry System or the Depository with respect to Securities held hereunder and therein deposited, shall with respect to all Securities held for the Fund hereunder in accordance with preceding paragraph 4:

         (a) Promptly collect all income due or payable;

         (b) Promptly present for payment and collect the amount payable upon such Securities which are called, but only if either (i) the Custodian receives a written notice of such call, or (ii) notice of such call appears in one or more of the publications listed in Appendix C annexed hereto, which may be amended at any time by the Custodian without the prior notification or consent of the Fund;

         (c) Promptly present for payment and collect the amount payable upon all Securities which mature;

         (d) Promptly surrender Securities in temporary form for definitive Securities;

         (e) Promptly execute, as custodian, any necessary declarations or certificates of ownership under the Federal Income Tax Laws or


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the laws or regulations of any other taxing authority now or hereafter in effect; and

         (f) Hold directly, or through the Book-Entry System or the Depository with respect to Securities therein deposited, for the account of a Series, all rights and similar securities issued with respect to any Securities held by the Custodian for such Series hereunder

         (g) Subject to paragraph 4 of Article XII, promptly deliver to the Fund all notices, proxies, proxy soliciting materials, consents and other written information (including, without limitation, notice of tender offers and exchange offers, pendency of calls, maturities of Securities and expiration of rights) relating to Securities held pursuant to this Agreement which are actually received (irrespective of constructive receipt) by the Custodian, such proxies and other similar materials to be executed by the registered holder (if Securities are registered otherwise than in the name of the Fund), but without indicating the manner in which proxies or consents are to be voted.

         6. Upon receipt of a Certificate and not otherwise, the Custodian, directly or through the use of the Book-Entry System or the Depository, shall:

         (a) Promptly execute and deliver to such persons as may be designated in such Certificate proxies, consents, authorizations, and any other instruments whereby the authority of the Fund as owner of any Securities held by the Custodian hereunder for the Series specified in such Certificate may be exercised;

         (b) Promptly deliver any Securities held by the Custodian hereunder for the Series specified in such Certificate in exchange for other Securities or cash issued or paid in connection with the liquidation, reorganization, refinancing, merger, consolidation or recapitalization of any corporation, or the exercise of any conversion privilege and receive and hold hereunder specifically allocated to such Series any cash or other Securities received in exchange;

         (c) Promptly deliver any Securities held by the Custodian hereunder for the Series specified in such Certificate to any protective committee, reorganization committee or other person in connection with the reorganization, refinancing, merger, consolidation, recapitalization or sale of assets of any corporation, and receive and hold hereunder specifically allocated to such Series such certificates of deposit, interim receipts or other instruments or documents as may be issued to it to evidence such delivery;



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         (d) Make such transfers or exchanges of the assets of the Series specified in such Certificate, and take such other steps as shall be stated in such Certificate to be for the purpose of effectuating any duly authorized plan of liquidation, reorganization, merger, consolidation or recapitalization of the Fund; and

         (e) Present for payment and collect the amount payable upon Securities not described in preceding paragraph 5(b) of this Article which may be called as specified in the Certificate.

         7. The Custodian shall comply with Section 17(f) of the Investment Company Act of 1940, as amended, in connection with the purchase, sale, settlement, closing out or writing of Futures Contracts, Options, or Futures Contract Options by making payments or deliveries specified in Certificates received by the Custodian in connection with any such purchase, sale, writing, settlement or closing out upon its receipt from a broker, dealer, or futures commission merchant of a statement or confirmation reasonably believed by the Custodian to be in the form customarily used by brokers, dealers, or future commission merchants with respect to such Futures Contracts, Options, or Futures Contract Options, as the case may be, confirming that such Security is held by such broker, dealer or futures commission merchant, in book-entry form or otherwise, in the name of the Custodian (or any nominee of the Custodian) as custodian for the Fund, provided, however, that notwithstanding the foregoing, payments to or deliveries from the Margin Account, and payments with respect to Securities to which a Margin Account relates, shall be made in accordance with the terms and conditions of the Margin Account Agreement. Whenever any such instruments or certificates are available, the Custodian shall, notwithstanding any provision in this Agreement to the contrary, make payment for any Futures Contract, Option, or Futures Contract Option for which such instruments or such certificates are available only against the delivery to the Custodian of such instrument or such certificate, and deliver any Futures Contract, Option or Futures Contract Option for which such instruments or such certificates are available only against receipt by the Custodian of payment therefor. Any such instrument or certificate delivered to the Custodian shall be held by the Custodian hereunder in accordance with, and subject to, the provisions of this Agreement.



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                                   ARTICLE IV.

                  PURCHASE AND SALE OF INVESTMENTS OF THE FUND
                    OTHER THAN OPTIONS, FUTURES CONTRACTS AND
                            FUTURES CONTRACT OPTIONS

         1. Promptly after each purchase of Securities by the Fund, other than a purchase of an Option, a Futures Contract, or a Futures Contract Option, the Fund shall deliver to the Custodian (i) with respect to each purchase of Securities which are not Money Market Securities, a Certificate, and (ii) with respect to each purchase of Money Market Securities, a Certificate or Oral Instructions, specifying with respect to each such purchase: (a) the Series to which such Securities are to be specifically allocated; (b) the name of the issuer and the title of the Securities; (c) the number of shares or the principal amount purchased and accrued interest, if any; (d) the date of purchase and settlement; (e) the purchase price per unit; (f) the total amount payable upon such purchase; (g) the name of the person from whom or the broker through whom the purchase was made, and the name of the clearing broker, if any; and (h) the name of the broker to whom payment is to be made. The Custodian shall, upon receipt of Securities purchased by or for the Fund, pay to the broker specified in the Certificate out of the moneys held for the account of such Series the total amount payable upon such purchase, provided that the same conforms to the total amount payable as set forth in such Certificate or Oral Instructions.

         2. Promptly after each sale of Securities by the Fund, other than a sale of any Option, Futures Contract, Futures Contract Option, or any Reverse Repurchase Agreement, the Fund shall deliver to the Custodian (i) with respect to each sale of Securities which are not Money Market Securities, a Certificate, and (ii) with respect to each sale of Money Market Securities, a Certificate or Oral Instructions, specifying with respect to each such sale: (a) the Series to which such Securities were specifically allocated; (b) the name of the issuer and the title of the Security; (c) the number of shares or principal amount sold, and accrued interest, if any; (d) the date of sale; (e) the sale price per unit; (f) the total amount payable to the Fund upon such sale; (g) the name of the broker through whom or the person to whom the sale was made, and the name of the clearing broker, if any; and (h) the name of the broker to whom the Securities are to be delivered. The Custodian shall deliver the Securities specifically allocated to such Series to the broker specified in the Certificate against payment of the total amount payable to the Fund upon such sale, provided that the same conforms to the total amount payable as set forth in such Certificate or Oral Instructions.



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                                   ARTICLE V.

                                     OPTIONS

         1. Promptly after the purchase of any Option by the Fund, the Fund shall deliver to the Custodian a Certificate specifying with respect to each Option purchased: (a) the Series to which such Option is specifically allocated;
(b) the type of Option (put or call); (c) the name of the issuer and the title and number of shares subject to such Option or, in the case of a Stock Index Option, the stock index to which such Option relates and the number of Stock Index Options purchased; (d) the expiration date; (e) the exercise price; (f) the dates of purchase and settlement; (q) the total amount payable by the Fund in connection with such purchase; (h) the name of the Clearing Member through whom such Option was purchased; and (i) the name of the broker to whom payment is to be made. The Custodian shall pay, upon receipt of a Clearing Member's statement confirming the purchase of such Option held by such Clearing Member for the account of the Custodian (or any duly appointed and registered nominee of the Custodian) as custodian for the Fund, out of moneys held for the account of the Series to which such Option is to be specifically allocated, the total amount payable upon such purchase to the Clearing Member through whom the purchase was made, provided that the same conforms to the total amount payable as set forth in such Certificate.

         2. Promptly after the sale of any Option purchased by the Fund pursuant to paragraph 1 hereof, the Fund shall deliver to the Custodian a Certificate specifying with respect to each such sale: (a) the Series to which such Option was specifically allocated; (b) the type of Option (put or call); (c) the name of the issuer and the title and number of shares subject to such Option or, in the case of a Stock Index Option, the stock index to which such Option relates and the number of Stock Index Options sold; (d) the date of sale; (e) the sale price; (f) the date of settlement; (g) the total amount payable to the Fund upon such sale; and (h) the name of the Clearing Member through whom the sale was made. The Custodian shall consent to the delivery of the Option sold by the Clearing Member which previously supplied the confirmation described in preceding paragraph 1 of this Article with respect to such Option against payment to the Custodian of the total amount payable to the Fund, provided that the same conforms to the total amount payable as set forth in such Certificate.

         3. Promptly after the exercise by the Fund of any Call Option purchased by the Fund pursuant to paragraph l hereof, the Fund shall deliver to the Custodian a Certificate specifying with respect to such Call Option: (a) the Series to which such Call Option was specifically allocated; (b) the name of the issuer and the title and number of shares subject to the Call Option; (c) the expiration date; (d) the date of exercise and settlement; (e) the


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exercise price per share; (f) the total amount to be paid by the Fund upon such exercise; and (g) the name of the Clearing Member through whom such Call Option was exercised. The Custodian shall, upon receipt of the Securities underlying the Call Option which was exercised, pay out of the moneys held for the account of the Series to which such Call Option was specifically allocated the total amount payable to the Clearing Member through whom the Call Option was exercised, provided that the same conforms to the total amount payable as set forth in such Certificate.

         4. Promptly after the exercise by the Fund of any Put Option purchased by the Fund pursuant to paragraph 1 hereof, the Fund shall deliver to the Custodian a Certificate specifying with respect to such Put Option: (a) the Series to which such Put Option was specifically allocated; (b) the name of the issuer and the title and number of shares subject to the Put Option; (c) the expiration date; (d) the date of exercise and settlement; (e) the exercise price per share; (f) the total amount to be paid to the Fund upon such exercise; and
(g) the name of the Clearing Member through whom such Put Option was exercised. The Custodian shall, upon receipt of the amount payable upon the exercise of the Put Option, deliver or direct the Depository to deliver the Securities specifically allocated to such Series, provided the same conforms to the amount payable to the Fund as set forth in such Certificate.

         5. Promptly after the exercise by the Fund of any Stock Index Option purchased by the Fund pursuant to paragraph hereof, the Fund shall deliver to the Custodian a Certificate specifying with respect to such Stock Index Option:
(a) the Series to which such Stock Index Option was specifically allocated; (b) the type of Stock Index Option (put or call); (c) the number of Options being exercised; (d) the stock index to which such Option relates; (e) the expiration date; (f) the exercise price; (g) the total amount to be received by the Fund in connection with such exercise; and (h) the Clearing Member from whom such payment is to be received.

         6. Whenever the Fund writes a Covered Call Option, the Fund shall promptly deliver to the Custodian a Certificate specifying with respect to such Covered Call Option: (a) the Series for which such Covered Call Option was written; (b) the name of the issuer and the title and number of shares for which the Covered Call Option was written and which underlie the same; (c) the expiration date; (d) the exercise price; (e) the premium to be received by the Fund; (f) the date such Covered Call Option was written; and (g) the name of the Clearing Member through whom the premium is to be received. The Custodian shall deliver or cause to be delivered, in exchange for receipt of the premium specified in the Certificate with respect to such Covered Call Option, such receipts as are required in accordance with the customs prevailing among Clearing Members dealing in Covered Call Options and shall impose, or direct the Depository to impose, upon the underlying Securities specified

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in the Certificate specifically allocated to such Series such restrictions as may be required by such receipts. Notwithstanding the foregoing, the Custodian has the right, upon prior written notification to the Fund, at any time to refuse to issue any receipts for Securities in the possession of the Custodian and not deposited with the Depository underlying a Covered Call Option.

         7. Whenever a Covered Call Option written by the Fund and described in the preceding paragraph of this Article is exercised, the Fund shall promptly deliver to the Custodian a Certificate instructing the Custodian to deliver, or to direct the Depository to deliver, the Securities subject to such Covered Call Option and specifying: (a) the Series for which such Covered Call Option was written; (b) the name of the issuer and the title and number of shares subject to the Covered Call Option; (c) the Clearing Member to whom the underlying Securities are to be delivered; and (d) the total amount payable to the Fund upon such delivery. Upon the return and/or cancellation of any receipts delivered pursuant to paragraph 6 of this Article, the Custodian shall deliver, or direct the Depository to deliver, the underlying Securities as specified in the Certificate against payment of the amount to be received as set forth in such Certificate.

         8. Whenever the Fund writes a Put Option, the Fund shall promptly deliver to the Custodian a Certificate specifying with respect to such Put
Option: (a) the Series for which such Put Option was written; (b) the name of the issuer and the title and number of shares for which the Put Option is written and which underlie the same; (c) the expiration date; (d) the exercise price; (e) the premium to be received by the Fund; (f) the date such Put Option is written; (g) the name of the Clearing Member through whom the premium is to be received and to whom a Put Option guarantee letter is to be delivered; (h) the amount of cash, and/or the amount and kind of Securities, if any, specifically allocated to such Series to be deposited in the Segregated Account for such Series; and (i) the amount of cash and/or the amount and kind of Securities specifically allocated to such Series to be deposited into the Collateral Account for such Series. The Custodian shall, after making the deposits into the Collateral Account specified in the Certificate, issue a Put Option guarantee letter substantially in the form utilized by the Custodian on the date hereof, and deliver the same to the Clearing Member specified in the Certificate against receipt of the premium specified in said Certificate. Notwithstanding the foregoing, the Custodian shall be under no obligation to issue any Put Option guarantee letter or similar document if it is unable to make any of the representations contained therein, or if it has not received an opinion of Fund counsel satisfactory to the Custodian with respect to the Custodian's first priority perfected security interest in the Collateral Account.

         9. Whenever a Put Option written by the Fund and described in the preceding paragraph is exercised, the Fund shall promptly deliver to the Custodian a Certificate specifying: (a) the Series to which such Put Option was written; (b) the name of the issuer and title and number of shares subject to the Put Option; (c) the Clearing Member from whom the underlying Securities are to be received; (d) the total amount payable by the Fund upon such delivery; (e) the amount of cash and/or the amount and kind of Securities specifically allocated to such Series to be withdrawn from the Collateral Account for such Series and (f) the amount of cash and/or the amount and kind of Securities, specifically allocated to such Series, if any, to be withdrawn from the Segregated Account. Upon the return and/or cancellation of any Put Option guarantee letter or similar document issued by the Custodian in connection with such Put Option, the Custodian shall pay out of the moneys held for the account of the Series to which such Put Option was specifically allocated the total amount payable to the Clearing Member specified in the Certificate as set forth in such Certificate against delivery of such Securities, and shall make the withdrawals specified in such Certificate.

         10. Whenever the Fund writes a Stock Index Option, the Fund shall promptly deliver to the Custodian a Certificate specifying with respect to such Stock Index Option: (a) the Series for which such Stock Index Option was written; (b) whether such Stock Index Option is a put or a call; (c) the number of options written; (d) the stock index to which such Option relates; (e) the expiration date; (f) the exercise price; (g) the Clearing Member through whom such Option was written; (h) the premium to be received by the Fund; (i) the amount of cash and/or the amount and kind of Securities, if any, specifically allocated to such Series to be deposited in the Segregated Account for such Series; (j) the amount of cash and/or the amount and kind of Securities, if any, specifically allocated to such Series to be deposited in the Collateral Account for such Series; and (k) the amount of cash and/or the amount and kind of Securities, if any, specifically allocated to such Series to be deposited in a Margin Account, and the name in which such account is to be or has been established. The Custodian shall, upon receipt of the premium specified in the Certificate, make the deposits, if any, into the Segregated Account specified in the Certificate, and either (1) deliver such receipts, if any, which the Custodian has specifically agreed to issue, which are in accordance with the customs prevailing among Clearing Members in Stock Index Options and make the deposits into the Collateral Account specified in the Certificate, or (2) make the deposits into the Margin Account specified in the Certificate.

         11. Whenever a Stock Index Option written by the Fund and described in the preceding paragraph of this Article is exercised, the Fund shall promptly deliver to the Custodian a Certificate specifying with respect to such Stock Index Option: (a) the Series for which such Stock Index Option was written; (b) such information as may be necessary to identify the Stock Index Option being exercised; (c) the Clearing Member through whom such Stock Index Option is being exercised; (d) the total amount payable upon such exercise, and whether such amount is to be paid by or to the Fund; (e) the amount of cash and/or amount and kind of Securities, if any, to be withdrawn from the Margin Account; and (f) the amount of cash and/or amount and kind of Securities, if any, to be withdrawn from the Segregated Account- for such Series; and the amount of cash and/or the amount and kind of Securities, if any, to be withdrawn from the Collateral Account for such Series. Upon the return and/or cancellation of the receipt, if any, delivered pursuant to the preceding paragraph of this Article, the Custodian shall pay out of the moneys held for the account of the Series to which such Stock Index Option was specifically allocated to the Clearing Member specified in the Certificate the total amount payable, if any, as specified therein.

         12. Whenever the Fund purchases any Option identical to a previously written Option described in paragraphs, 6, 8 or 10 of this Article in a transaction expressly designated as a "Closing Purchase Transaction" in order to liquidate its position as a writer of an Option, the Fund shall promptly deliver to the Custodian a Certificate specifying with respect to the Option being purchased: (a) that the transaction is a Closing Purchase Transaction; (b) the Series for which the Option was written; (c) the name of the issuer and the title and number of shares subject to the Option, or, in the case of a Stock Index Option, the stock index to which such Option relates and the number of Options held; (d) the exercise price; (e) the premium to be paid by the Fund;
(f) the expiration date; (g) the type of Option (put or call); (h) the date of such purchase; (i) the name of the Clearing Member to whom the premium is to be paid; and (j) the amount of cash and/or the amount and kind of Securities, if any, to be withdrawn from the Collateral Account, a specified Margin Account, or the Segregated Account for such Series. Upon the Custodian's payment of the premium and the return and/or cancellation of any receipt issued pursuant to paragraphs 6, 8 or 10 of this Article with respect to the Option being liquidated through the Closing Purchase Transaction, the Custodian shall remove, or direct the Depository to remove, the previously imposed restrictions on the Securities underlying the Call Option.

         13. Upon the expiration, exercise or consummation of a Closing Purchase Transaction with respect to any Option purchased or written by the Fund and described in this Article, the Custodian shall delete such Option from the statements delivered to the Fund pursuant to paragraph 3 Article III herein, and upon the return and/or cancellation of any receipts issued by the Custodian, shall make such withdrawals from the Collateral Account, and the Margin Account and/or the Segregated Account as may be specified in a

Certificate received in connection with such expiration, exercise, or consummation.

                                   ARTICLE VI.

                                FUTURES CONTRACTS

       1. Whenever the Fund shall enter into a Futures Contract, the Fund shall deliver to the Custodian a Certificate specifying with respect to such Futures Contract, (or with respect to any number of identical Futures Contract(s)): (a) the Series for which the Futures Contract is being entered;
(b) the category of Futures Contract (the name of the underlying stock index or financial instrument); (c) the number of identical Futures Contracts entered into; (d) the delivery or settlement date of the Futures Contract(s); (e) the date the Futures Contract(s) was (were) entered into and the maturity date; (f) whether the Fund is buying (going long) or selling (going short) on such Futures Contract(s); (g) the amount of cash and/or the amount and kind of Securities, if any, to be deposited in the Segregated Account for such Series; (h) the name of the broker, dealer, or futures commission merchant through whom the Futures Contract was entered into; and (i) the amount of fee or commission, if any, to be paid and the name of the broker, dealer, or futures commission merchant to whom such amount is to be paid. The Custodian shall make the deposits, if any, to the Margin Account in accordance with the terms and conditions of the Margin Account Agreement. The Custodian shall make payment out of the moneys specifically allocated to such Series of the fee or commission, if any, specified in the Certificate and deposit in the Segregated Account for such Series the amount of cash and/or the amount and kind of Securities specified in said Certificate.

         2. (a) Any variation margin payment or similar payment required to be made by the Fund to a broker, dealer, or futures commission merchant with respect to an outstanding Futures Contract, shall be made by the Custodian in accordance with the terms and conditions of the Margin Account Agreement.

         (b) Any variation margin payment or similar payment from a broker, dealer, or futures commission merchant to the Fund with respect to an outstanding Futures Contract, shall be received and dealt with by the Custodian in accordance with the terms and conditions of the Margin Account Agreement.

         3. Whenever a Futures Contract held by the Custodian hereunder is retained by the Fund until delivery or settlement is made on such Futures Contract, the Fund shall deliver to the Custodian a Certificate specifying: (a) the Futures Contract and the Series to which the same relates; (b) with respect to a Stock Index Futures Contract, the total cash settlement amount to be paid or received, and with respect to a Financial Futures Contract, the

Securities and/or amount of cash to be delivered or received; (c) the broker, dealer, or futures commission merchant to or from whom payment or delivery is to be made or received; and (d) the amount of cash and/or Securities to be withdrawn from the Segregated Account for such Series. The Custodian shall make the payment or delivery specified in the Certificate, and delete such Futures Contract from the statements delivered to the Fund pursuant to paragraph 3 of
Article III herein.

         4. Whenever the Fund shall enter into a Futures Contract to offset a Futures Contract held by the Custodian hereunder, the Fund shall deliver to the Custodian a Certificate specifying: (a) the items of information required in a Certificate described in para graph 1 of this Article, and (b) the Futures Contract being offset. The Custodian shall make payment out of the money specifi cally allocated to such Series of the fee or commission, if any, specified in the Certificate and delete the Futures Contract being offset from the statements delivered to the Fund pursuant to paragraph 3 of Article III herein, and make such withdrawals from the Segregated Account for such Series as may be specified in such Certificate. The withdrawals, if any, to be made from the Margin Account shall be made by the Custodian in accordance with the terms and conditions of the Margin Account Agreement.


                                  ARTICLE VII.

                            FUTURES CONTRACT OPTIONS

         1. Promptly after the purchase of any Futures Contract Option by the Fund, the Fund shall promptly deliver to the Custodian a Certificate specifying with respect to such Futures Contract Option: (a) the Series to which such Option is specifi cally allocated; (b) the type of Futures Contract Option (put or call); (c) the type of Futures Contract and such other information as may be necessary to identify the Futures Contract underlying the Futures Contract Option purchased; (d) the expiration date; (e) the exercise price; (f) the dates of purchase and settlement; (g) the amount of premium to be paid by the Fund upon such purchase; (h) the name of the broker or futures commission merchant through whom such option was purchased; and (i) the name of the broker, or futures commission merchant, to whom payment is to be made. The Custodian shall pay out of the moneys specifically al located to such Series, the total amount to be paid upon such purchase to the broker or futures commissions merchant through whom the purchase was made, provided that the same conforms to the amount set forth in such Certificate

         2. Promptly after the sale of any Futures Contract Option purchased by the Fund pursuant to paragraph 1 hereof, the Fund shall promptly deliver to the Custodian a Certificate specifying with respect to each such sale: (a) Series to which such Futures Contract Option was specifically allocated; (b) the type of Future Contract Option (put or call); (c) the type of Futures Contract and such other information as may be necessary to identify the Futures Contract underlying the Futures Contract Option; (d) the date of sale; (e) the sale price; (f) the date of settlement;
(g) the total amount payable to the Fund upon such sale; and (h) the name of the broker of futures commission merchant through whom the sale was made. The Custodian shall consent to the cancellation of the Futures Contract Option being closed-against payment to the Custodian of the total amount payable to the Fund, provided the same conforms to the total amount payable as set forth in such Certificate.

         3. Whenever a Futures Contract Option purchased by the Fund pursuant to paragraph 1 is exercised by the Fund, the Fund shall promptly deliver to the Custodian a Certificate specifying: (a) the Series to which such Futures Contract Option was specifically allocated; (b) the particular Futures Contract Option (put or call) being exercised; (c) the type of Futures Contract underlying the Futures Contract Option; (d) the date of exercise; (e) the name of the broker or futures commission merchant through whom the Futures Contract Option is exercised; (f) the net total amount, if any, payable by the Fund; (g) the amount, if any, to be received by the Fund; and (h) the amount of cash and/or the amount and kind of Securities to be deposited in the Segregated Account for such Series. The Custodian shall make, out of the moneys and Securities specifically allocated to such Series, the payments, if any, and the deposits, if any, into the Segregated Account as specified in the Certificate. The deposits, if any, to be made to the Margin Account shall be made by the Custodian in accordance with the terms and conditions of the Margin Account Agreement.

         4. Whenever the Fund writes a Futures Contract Option, the Fund shall promptly deliver to the Custodian a Certificate specifying with respect to such Futures Contract Option: (a) the Series for which such Futures Contract Option was written; (b) the type of Futures Contract Option (put or call); (c) the type of Futures Contract and such other information as may be necessary to identify the Futures Contract underlying the Futures Contract Option; (d) the expiration date; (e) the exercise price; (f) the premium to be received by the Fund; (g) the name of the broker or futures commission merchant through whom the premium is to be received; and (h) the amount of cash and/or the amount and kind of Securities, if any, to be deposited in the Segregated Account for such Series. The Custodian shall, upon receipt of the premium specified in the Certificate, make out of the moneys and Securities specifically allocated to such Series the deposits into the Segregated Account, if any, as specified in the Certificate. The deposits, if any, to be made to the Margin Account shall be made by the Custodian in accordance with the terms and conditions of the Margin Account Agreement.

         5. Whenever a Futures Contract Option written by the Fund which is a call is exercised, the Fund shall promptly deliver to the Custodian a Certificate specifying: (a) the Series to which such Futures Contract Option was specifically allocated; (b) the particular Futures Contract Option exercised;
(c) the type of Futures Contract underlying the Futures Contract Option; (d) the name of the broker or futures commission merchant through whom such Futures Contract Option was exercised; (e) the net total amount, if any, payable to the Fund upon such exercise; (f) the net total amount, if any, payable by the Fund upon such exercise; and (g) the amount of cash and/or the amount and kind of Securities to be deposited in the Segregated Account for such Series. The Custodian shall, upon its receipt of the net total amount payable to the Fund, if any, specified in such Certificate make the payments, if any, and the deposits, if any, into the Segregated Account as specified in the Certificate. The deposits, if any, to be made to the Margin Account shall be made by the Custodian in accordance with the terms and conditions of the Margin Account Agreement.

         6. Whenever a Futures Contract Option which is written by the Fund and which is a put is exercised, the Fund shall promptly deliver to the Custodian a Certificate specifying: (a) the Series to which such Option was specifically allocated; (b) the particular Futures Contract Option exercised; (c) the type of Futures Contract underlying such Futures Contract Option; (d) the name of the broker or futures commission merchant through whom such Futures Contract Option is exercised; (e) the net total amount, if any, payable to the Fund upon such exercise; (f) the net total amount, if any, payable by the Fund upon such exercise; and (g) the amount and kind of Securities and/or cash to be withdrawn from or deposited in, the Segregated Account for such Series, if any. The Custodian shall, upon its receipt of the net total amount payable to the Fund, if any, specified in the Certificate, make out of the moneys and Securities specifically allocated to such Series, the payments, if any, and the deposits, if any, into the Segregated Account as specified in the Certificate. The deposits to and/or withdrawals from the Margin Account, if any, shall be made by the Custodian in accordance with the terms and conditions of the Margin Account Agreement.

         7. Whenever the Fund purchases any Futures Contract Option identical to a previously written Futures Contract Option described in this Article in order to liquidate its position as a writer of such Futures Contract Option, the Fund shall promptly deliver to the Custodian a Certificate specifying with respect to the Futures Contract Option being purchased: (a) the Series to which such Option is specifically allocated; (b) that the transaction is a closing transaction; (c) the type of Future Contract and such other information as may be necessary to identify the Futures Contract underlying the Futures Option Contract; (d) the exercise price; (e) the premium to be paid by the Fund;
(f) the expiration date; (g) the name of the broker or futures commission merchant to whom the premium is to be paid; and (h) the amount of cash and/or the amount and kind of Securities, if any, to be withdrawn from the Segregated Account for such Series. The Custodian shall effect the withdrawals from the Segregated Account specified in the Certificate. The withdrawals, if any, to be made from the Margin Account shall be made by the Custodian in accordance with the terms and conditions of the Margin Account Agreement.

         8. Upon the expiration, exercise, or consummation of a closing transaction with respect to, any Futures Contract Option written or purchased by the Fund and described in this Article, the Custodian shall (a) delete such Futures Contract Option from the statements delivered to the Fund pursuant to paragraph 3 of Article III herein and, (b) make such withdrawals from and/or in the case of an exercise such deposits into the Segregated Account as may be specified in a Certificate. The deposits to and/or withdrawals from the Margin Account, if any, shall be made by the Custodian in accordance with the terms and conditions of the Margin Account Agreement.

         9. Futures Contracts acquired by the Fund through the exercise of a Futures Contract Option described in this Article shall be subject to Article VI hereof.


                                  ARTICLE VIII.
                                   SHORT SALES

         1. Promptly after any short sales by any Series of the Fund, the Fund shall promptly deliver to the Custodian a Certificate specifying: (a) the Series for which such short sale was made; (b) the name of the issuer and the title of the Security; (c) the number of shares or principal amount sold, and accrued interest or dividends, if any; (d) the dates of the sale and settlement; (e) the sale price per unit; (f) the total amount credited to the Fund upon such sale, if any, (g) the amount of cash and/or the amount and kind of Securities, if any, which are to be deposited in a Margin Account and the name in which such Margin Account has been or is to be established; (h) the amount of cash and/or the amount and kind of Securities, if any, to be deposited in a Segregated Account, and (i) the name of the broker through whom such short sale was made. The Custodian shall upon its receipt of a statement from such broker confirming such sale and that the total amount credited to the Fund upon such sale, if any, as specified in the Certificate is held by such broker for the account of the Custodian (or any nominee of the Custodian) as custodian of the Fund, issue a receipt or make the deposits into the Margin Account and the Segregated Account specified in such Certificate or Oral Instructions.

         2. In connection with the closing-out of any short sale, the Fund shall promptly deliver to the Custodian a Certificate specifying with respect to each such closing out: (a) the Series for which such transaction is being made; (b) the name of the issuer and the title of the Security; (c) the number of shares or the principal amount, and accrued interest or dividends, if any, required to effect such closing-out to be delivered to the broker; (d) the dates of closing-out and settlement; (e) the purchase price per unit; (f) the net total amount payable to the Fund upon such closing-out; (g) the net total amount payable to the broker upon such closing-out; (h) the amount of cash and the amount and kind of Securities to be withdrawn, if any, from the Margin Account;
(i) the amount of cash and/or the amount and kind of Securities, if any, to be withdrawn from the Segregated Account; and (j) the name of the broker through whom the Fund is effecting such closing-out. The Custodian shall, upon receipt of the net total amount payable to the Fund upon such closing-out, and the return and/or cancella tion of the receipts, if any, issued by the Custodian with respect to the short sale being closed-out, pay out of the moneys held for the account of the Fund to the broker the net total amount payable to the broker, and make the withdrawals from the Margin Account and the Segregated Account, as the same are specified in the Certificate.

                                   ARTICLE IS.

                          REVERSE REPURCHASE AGREEMENTS

         1. Promptly after the Fund enters a Reverse Repurchase Agreement with respect to Securities and money held by the Custodian hereunder, the Fund shall deliver to the Custodian a Certificate, or in the event such Reverse Repurchase Agreement is a Money Market Security, a Certificate or Oral Instructions, specifying: (a) the Series for which the Reverse Repurchase Agreement is entered; (b) the total amount payable to the Fund in connection with such Reverse Repurchase Agreement and specifically allocated to such Series; (c) the broker or dealer through or with whom the Reverse Repurchase Agreement is entered; (d) the amount and kind of Securities to be delivered by the Fund to such broker or dealer; (e) the date of such Reverse Repurchase Agreement; and
(f) the amount of cash and/or the amount and kind of Securities, if any, specifically allocated to such Series to be deposited in a Segregated Account for such Series in connection with such Reverse Repurchase Agreement. The Custodian shall, upon receipt of the total amount payable to the Fund specified in the Certificate or Oral Instructions make the delivery to the broker or dealer, and the deposits, if any, to the Segregated Account, specified in such Certificate or Oral Instructions.

         2. Upon the termination of a Reverse Repurchase Agreement described in preceding paragraph 1 of this Article, the Fund shall promptly deliver a Certificate or, in the event such Reverse Repurchase Agreement is a Money Market Security, a Certificate or Oral Instructions, to the Custodian specifying: (a) the Reverse Repurchase Agreement being terminated and the Series for which same was entered; (b) the total amount payable by the Fund in connection with such termination; (c) the amount and kind of Securities to be received by the Fund and specifically allocated to such Series in connection with such termination;
(d) the date of termination; (e) the name of the broker or dealer with or through whom the Reverse Repurchase Agreement is to be terminated; and (f) the amount of cash and/or the amount and kind of Securities to be withdrawn from the Senior Securities Account for such Series. The Custodian shall, upon receipt of the amount and kind of Securities to be received by the Fund specified in the Certificate or Oral Instructions, make the payment to the broker or dealer, and the withdrawals, if any, from the Segregated Account, specified in such Certificate or Oral Instructions.


                                   ARTICLE X.

                    LOAN OF PORTFOLIO SECURITIES OF THE FUND

         1. Promptly after each loan of portfolio Securities specifically allocated to a Series held by the Custodian hereunder, the Fund shall deliver or cause to be delivered to the Custodian a Certificate specifying with respect to each such loan: (a) the Series to which the loaned Securities are specifically allocated; (b) the name of the issuer and the title of the Securities, (c) the number of shares or the principal amount loaned, (d) the date of loan and delivery, (e) the total amount to be delivered to the Custodian against the loan of the Securities, including the amount of cash collateral and the premium, if any, separately identified, and (f) the name of the broker, dealer, or financial institution to which the loan was made. The Custodian shall deliver the Securities thus designated to the broker, dealer or financial institution to which the loan was made upon receipt of the total amount designated as to be delivered against the loan of Securities. The Custodian may accept payment in connection with a delivery otherwise than through the Book-Entry System or Depository only in the form of a certified or bank cashier's check payable to the order of the Fund or the Custodian drawn on New York Clearing House funds and may deliver Securities in accordance with the customs prevailing among dealers in securities.

         2. Promptly after each termination of the loan of Securities by the Fund, the Fund shall deliver or cause to be delivered to the Custodian a Certificate specifying with respect to each such loan termination and return of
Securities: (a) the Series to which the loaned Securities are specifically allocated; (b) the name of the issuer and the title of the Securities to be returned, (c) the number of shares or the principal amount to be returned, (d) the date of termination, (e) the total amount to be delivered by the Custodian (including the cash collateral for such Securities minus any offsetting credits as described in said Certificate), and (f) the name of the broker, dealer, or financial institution from which the Securities will be returned. The Custodian shall receive all Securities returned from the broker, dealer, or financial institu tion to which such Securities were loaned and upon receipt thereof shall pay, out of the moneys held for the account of the Fund, the total amount payable upon such return of Securities as set forth in the Certificate.


                                   ARTICLE XI.

                     CONCERNING MARGIN ACCOUNTS, SEGREGATED
                        ACCOUNTS, AND COLLATERAL ACCOUNTS

         1. The Custodian shall, from time to time, make such deposits to, or withdrawals from, a Segregated Account as specified in a Certificate received by the Custodian. Such Certificate shall specify the Series for which such deposit or withdrawal is to be made and the amount of cash and/or the amount and kind of Securities specifically allocated to such Series to be deposited in, or withdrawn from, such Segregated Account for such Series. In the event that the Fund fails to specify in a Certificate the Series, the name of the issuer, the title and the number of shares or the principal amount of any particular Securities to be deposited by the Custodian into, or withdrawn from, a Senior Securities Account, the Custodian shall be under no obligation to make any such deposit or withdrawal and shall so notify the Fund.

         2. The Custodian shall make deliveries or payments from a Margin Account to the broker, dealer, futures commission merchant or Clearing Member in whose name, or for whose benefit, the account was established as specified in the Margin Account Agreement.

         3. Amounts received by the Custodian as payments or distributions with respect to Securities deposited in any Margin Account shall be dealt with in accordance with the terms and conditions of the Margin Account Agreement.

         4. To the extent permitted by the Fund's Article of Incorporation, investment restrictions and the Investment Company
Act of 1940, as amended, the Custodian shall have a continuing lien and security interest in and to any property at any time held by the Custodian in any Collateral Account described herein. In accordance with applicable law the Custodian may enforce its lien and realize on any such property whenever the Custodian has made payment or delivery pursuant to any Put Option guarantee letter or similar document or any receipt issued hereunder by the Custodian. In the event the Custodian should realize on any such property net proceeds which are less than the Custodian's obligations under any Put Option guarantee letter or similar document or any receipt, such deficiency shall be a debt owed the Custodian by the Fund within the scope of Article XIV herein.

         5. On each business day the Custodian shall furnish the Fund with a statement with respect to each Margin Account in which money or Securities are held specifying as of the close of business on the previous business day: (a) the name of the Margin Account; (b) the amount and kind of Securities held therein; and (c) the amount of money held therein. The Custodian shall make available upon request to any broker, dealer, or futures commission merchant specified in the name of a Margin Account a copy of the statement furnished the Fund with respect to such Margin Account.

         6. Promptly after the close of business on each business day in which cash and/or Securities are maintained in a Collateral Account for any Series, the Custodian shall furnish the Fund with a statement with respect to such Collateral Account specifying the amount of cash and/or the amount and kind of Securities held therein. No later than the close of business next succeeding the delivery to the Fund of such statement, the Fund shall furnish to the Custodian a Certificate specifying the then market value of the Securities described in such statement. In the event such then market value is indicated to be less than the Custodian's obligation with respect to any outstanding Put Option guarantee letter or similar document, the Fund shall promptly specify in a Certificate the additional cash and/or Securities to be deposited in such Collateral Account to eliminate such deficiency.


                                  ARTICLE XII.

                      PAYMENT OF DIVIDENDS OR DISTRIBUTIONS

         1. The Fund shall furnish to the Custodian a copy of the resolution of the Board of Directors of the Fund, certified by the Secretary or any Assistant Secretary, either (i) setting forth with respect to the Series specified therein the date of the declaration of a dividend or distribution, the date of payment thereof, the record date as of which shareholders entitled to payment shall be determined, the amount payable per Share of such Series to the shareholders of record as of that date and the total amount payable to the Dividend Agent and any sub-dividend agent or co-dividend agent of the Fund on the payment date, or (ii) authorizing with respect to the Series specified therein the declaration of divi dends and distributions on a daily basis and authorizing the Custodian to rely on Oral Instructions or a Certificate setting forth the date of the declaration of such dividend or distribution, the date of payment thereof, the record date as of which share holders entitled to payment shall be determined, the amount payable per Share of such Series to the shareholders of record as of that date and the total amount payable to the Dividend Agent on the payment date.

         2. Upon the payment date specified in such resolution, Oral Instructions or Certificate, as the case may be, the Custodian shall pay out of the moneys held for the account of each Series the total amount payable to the Dividend Agent and any sub-dividend agent or co-dividend agent of the Fund with respect to such Series.


                                  ARTICLE XIII.
                          SALE AND REDEMPTION OF SHARES

         1. Whenever the Fund shall sell any Shares, it shall deliver to the Custodian a Certificate duly specifying:

         (a) The Series, the number of Shares sold, trade date, and price; and

         (b) The amount of money to be received by the Custodian for the sale of such Shares and specifically allocated to the separate account in the name of such Series.

         2. Upon receipt of such money from the Transfer Agent, the Custodian shall credit such money to the separate account in the name of the Series for which such money was received.

         3. Upon issuance of any Shares of any Series described in the foregoing provisions of this Article, the Custodian shall pay, out of the money held for the account of such Series, all original issue or other taxes required to be paid by the Fund in connection with such issuance upon the receipt of a Certificate specifying the amount to be paid.

         4. Except as provided hereinafter, whenever the Fund desires the Custodian to make payment out of the money held by the Custodian hereunder in connection with a redemption of any Shares, it shall furnish to the Custodian a Certificate specifying:

         (a)      The number and Series of Shares redeemed; and

         (b)      The amount to be paid for such Shares.

         5. Upon receipt from the Transfer Agent of an advice setting forth the Series and number of Shares received by the Transfer Agent for redemption and that such Shares are in good form for redemption, the Custodian shall make payment to the Transfer Agent out of the moneys held in the separate account in the name of the Series the total amount specified in the Certificate issued pursuant to the foregoing paragraph 4 of this Article.

         6. Notwithstanding the above provisions regarding the redemption of any Shares, whenever any Shares are redeemed pursuant to any check redemption privilege which may from time to time be offered by the Fund, the Custodian, unless otherwise instructed by a Certificate, shall, upon receipt of an advice from the Fund or its agent setting forth that the redemption is in good form for redemption in accordance with the check redemption procedure, honor the check presented as part of such check redemption privilege out of the moneys held in the separate account of the Series of the Shares being redeemed.


                                  ARTICLE XIV.

                           OVERDRAFTS OR INDEBTEDNESS

         1. If the Custodian, should in its sole discretion advance funds on behalf of any Series which results in an overdraft because the moneys held by the Custodian in the separate account for such Series shall be insufficient to pay the total amount payable upon a purchase of Securities specifically allocated to such Series, as set forth in a Certificate or Oral Instructions, or which results in an overdraft in the separate account of such Series for some other reason, or if the Fund is for any other reason indebted to the Custodian with respect to a Series, including any indebtedness to The Bank of New York under the Fund's Cash Management and Related Services Agreement, (except a borrowing for investment or for temporary or emergency purposes using Securities as collateral pursuant to a separate agreement and subject to the provisions of paragraph 2 of this Article), such overdraft or indebtedness shall be deemed to be a loan made by the Custodian to the Fund for such Series payable on demand and shall bear interest from the date incurred at a rate per annum (based on a 360-day year for the actual number of days involved) equal to 1/2% over Custodian's prime commercial lending rate in effect from time to time, such rate to be adjusted on the effective date of any change in such prime commercial lending rate but in no event to be less than 6% per annum. In addition, the Fund hereby agrees that the Custodian shall have a continuing lien and security interest in and to any property specifically allocated to such Series at any time held by it for the benefit of such Series or in which the Fund may have an interest which is then in the Custodian's possession or control or in possession or control of any third party acting in the

Custodian's behalf. The Fund authorizes the Custodian, in its sole discretion, at any time to charge any such overdraft or indebted ness together with interest due thereon against any balance of account standing to such Series' credit on the Custodian's books. In addition, the Fund hereby covenants that on each Business Day on which either it intends to enter a Reverse Repurchase Agreement and/ or otherwise borrow from a third party, or which next succeeds a Business Day on which at the close of business the Fund had outstanding a Reverse Repurchase Agreement or such a borrowing, it shall prior to 9 a.m., New York City time, advise the Custodian, in writing, of each such borrowing, shall specify the Series to which the same relates, and shall not incur any indebtedness not so specified other than from the Custodian.

         2. The Fund will cause to be delivered to the Custodian by any bank (including, if the borrowing is pursuant to a separate agreement, the Custodian) from which it borrows money for invest ment or for temporary or emergency purposes using Securities held by the Custodian hereunder as collateral for such borrowings, a notice or undertaking in the form currently employed by any such bank setting forth the amount which such bank will loan to the Fund against delivery of a stated amount of collateral. The Fund shall promptly deliver to the Custodian a Certificate specifying with respect to each such borrowing: (a) the Series to which such borrowing relates; (b) the name of the bank, (c) the amount and terms of the borrowing, which may be set forth by incorporating by reference an attached promissory note, duly endorsed by the Fund, or other loan agreement, (d) the time and date, if known, on which the loan is to be entered into, (e) the date on which the loan becomes due and payable, (f) the total amount payable to the Fund on the borrowing date, (g) the market value of Securities to be delivered as collateral for such loan, including the name of the issuer, the title and the number of shares or the principal amount of any particular Securities, and (h) a statement specifying whether such loan is for investment purposes or for temporary or emergency purposes and that such loan is in conformance with the Investment Company Act of 1940 and the Fund's prospectus. The Custodian shall deliver on the borrowing date specified in a Certificate the specified collateral and the executed promissory note, if any, against delivery by the lending bank of the total amount of the loan payable, provided that the same conforms to the total amount payable as set forth in the Certificate. The Custodian may, at the option of the lending bank, keep such collateral in its possession, but such collateral shall be subject to all rights therein given the lending bank by virtue of any promissory note or loan agreement. The Custodian shall deliver such Securities as additional collateral as may be specified in a Certificate to collateralize further any transaction described in this paragraph. The Fund shall cause all Securities released from collateral status to be returned directly to the Custodian, and the Custodian shall receive from time to time such return of collateral as may be tendered to it. In the event that the Fund fails to specify in a Certificate the Series, the name of the issuer, the title and number of shares or the principal amount of any particular Securities to be delivered as collateral by the Custodian, the Custodian shall not be under any obligation to deliver any Securities.


                                   ARTICLE XV.

                                  TERMINAL LINK

         1. At no time and under no circumstances shall the Fund be obligated to have or utilize the Terminal Link, and the provisions of this Article shall apply if, but only if, the Fund in its sole and absolute discretion elects to utilize the Terminal Link to transmit Certificates to the Custodian.

         2. The Terminal Link shall be utilized by the Fund only for the purpose of the Fund providing Certificates to the Custodian with respect to transactions involving Securities or for the transfer of money to be applied to the payment of dividends, distributions or redemptions of Fund Shares, and shall be utilized by the Custodian only for the purpose of providing notices to the Fund. Such use shall commence only after the Fund shall have delivered to the Custodian a Certificate substantially in the form of Exhibit D and shall have established access codes. Each use of the Terminal Link by the Fund shall constitute a representation and warranty that the Terminal Link is being used only for the purposes permitted hereby, that at least two Officers have each utilized an access code, that such safekeeping procedures have been established by the Fund, and that such use does not contravene the Investment Company Act of 1940, as amended, or the rules or regulations thereunder.

         3. The Fund shall obtain and maintain at its own cost and expense all equipment and services, including, but not limited to communications services, necessary for it to utilize the Terminal Link, and the Custodian shall not be responsible for the reliability or availability of any such equipment or services.

         4. The Fund acknowledges that any data bases made available as part of, or through the Terminal Link and any proprietary data, software, processes, information and documentation (other than any such which are or become part of the public domain or are legally required to be made available to the public) (collectively, the "Information"), are the exclusive and confidential property of the Custodian. The Fund shall, and shall cause others to which it discloses the Information, to keep the Information confidential by using the same care and discretion it uses with respect to its own confidential property and trade secrets, and shall neither make nor permit any disclosure without the express prior written consent of the Custodian.

         5. Upon termination of this Agreement for any reason, the Fund shall return to the Custodian any and all copies of the Information which are in the Fund's possession or under its control, or which the Fund distributed to third parties. The provisions of this Article shall not affect the copyright status of any of the Information which may be copyrighted and shall apply to all Information whether or not copyrighted.

         6. The Custodian reserves the right to modify the Terminal Link from time to time without notice-to the Fund except that the Custodian shall give the Fund notice not less than 75 days in advance of any modification which would materially adversely affect the Fund's operation, and the Fund agrees that the Fund shall not modify or attempt to modify the Terminal Link without the Custodian's prior written consent. The Fund acknowledges that any software or procedures provided the Fund as part of the Terminal Link are the property of the Custodian and, accordingly, the Fund agrees that any modifications to the Terminal Link, whether by the Fund, or by the Custodian and whether with or without the Custodian's consent, shall become the property of the Custodian.

         7. Neither the Custodian nor any manufacturers and suppliers it utilizes or the Fund utilizes in connection with the Terminal Link makes any warranties or representations, express or implied, in fact or in law, including but not limited to warranties of merchantability and fitness for a particular purpose.

         8. The Fund will cause its Officers and employees to treat the authorization codes and the access codes applicable to Terminal Link with extreme care, and irrevocably authorizes the Custodian to act in accordance with and rely on Certificates received by it through the Terminal Link. The Fund acknowledges that it is its responsibility to assure that only its Officers use the Terminal Link on its behalf, and that a Custodian shall not be responsible nor liable for use of the Terminal Link on the Fund's behalf by persons other than such persons or Officers, or by only a single Officer, nor for any alteration, omission, or failure to promptly forward.

         9. (a) Except as otherwise specifically provided in Section 9(b) of this Article, the Custodian shall have no liability for any losses, damages, injuries, claims, costs or expenses arising out of or in connection with any failure, malfunction or other problem relating to the Terminal Link except for money damages suffered as the direct result of the negligence of the Custodian in an amount not exceeding for any incident $75,000 provided, however, that the Custodian shall have no liability under this Section 9 if the Fund fails to comply with the provisions of Section 11.

         (b) The Custodian's liability for its negligence in executing or failing to execute a transfer of funds in accordance with a Certificate received through Terminal Link shall arise if any such Certificate shall have been duly acknowledged by the Custodian, and shall be contingent upon the Fund complying with the provisions of Section 12 of this Article, and shall be limited to (i) restoration of the principal amount mistransferred, if and to the extent that the Custodian would be required to make such restoration under applicable law, and (ii) the lesser of (A) a Fund's actual pecuni ary loss incurred by reason of its loss of use of the mistrans ferred funds or the funds which were not transferred, as the case may be, or (B) compensation for the loss of the use of the mis transferred funds or the funds which were not transferred, as the case may be, at a rate per annum equal to the average federal funds rate as computed from the Federal Reserve Bank of New York's daily determination of the effective rate for federal funds, for the period during which a Fund has lost use of such funds. In no event shall the Custodian have any liability for failing to execute in accordance with a Certificate a transfer of funds where the Certificate is received by the Custodian through Terminal Link other than through the applicable transfer module for the particu lar instructions contained in such Certificate.

         10. Without limiting the generality of the foregoing, in no event shall the Custodian or any manufacturer or supplier of its computer equipment, software or services relating to the Terminal Link be responsible for any special, indirect, incidental or con sequential damages which the Fund may incur or experience by reason of its use of the Terminal Link even if the Custodian or any manu facturer or supplier has been advised of the possibility of such damages, nor with respect to the use of the Terminal Link shall the Custodian or any such manufacturer or supplier be liable for acts of God, or with respect to the following to the extent beyond such person's reasonable control: machine or computer breakdown or malfunction, interruption or malfunction of communication facili ties, labor difficulties or any other similar or dissimilar cause.

         11. The Fund shall notify the Custodian of any errors, omissions or interruptions in, or delay or unavailability of, the Terminal Link as promptly as practicable, and in any event within 24 hours after the earliest of (i) discovery thereof, (ii) the Business Day on which discovery should have occurred through the exercise of reasonable care and (iii) in the case of any error, the date of actual receipt of the earliest notice which reflects such error, it being agreed that discovery and receipt of notice may only occur on a business day. The Custodian shall promptly advise the Fund whenever the Custodian learns of any errors, omissions or interruption in, or delay or unavailability of, the Terminal Link.

         12. Each party shall, as soon as practicable after its receipt of a Certificate or a notice transmitted by the Terminal Link, verify to the other party by use of the Terminal Link its receipt of such Certificate or notice, and in the absence of such verification the party to which the Certificate or notice is sent shall not be liable for any failure to act in accordance with such Certificate or notice and the sending party may not claim that such Certificate or notice was received by the other party.


                                  ARTICLE XVI.

                DUTIES OF THE CUSTODIAN WITH RESPECT TO PROPERTY
                 OF ANY SERIES HELD OUTSIDE OF THE UNITED STATES

         1. The Custodian is authorized and instructed to employ, as sub-custodian for each Series' Foreign Securities (as such term is defined in paragraph (c)(1) of Rule 17f-5 under the Investment Company Act of 1940, as amended) and other assets, the foreign banking institutions and foreign securities depositories and clearing agencies designated on Schedule I hereto ("Foreign Sub-Custodians") to carry out their respective responsibilities in accordance with the terms of the sub-custodian agreement between each such Foreign SubCustodian and the Custodian, copies of which have been previously delivered to the Fund and receipt of which is hereby acknowledged (each such agreement, a "Foreign SubCustodian Agreement"). The Custodian shall be liable for the acts and omis sions of each Foreign Sub-Custodian constituting negligence or willful misconduct in the conduct of its responsibilities under the terms of the Foreign Sub-Custodian Agreement. Upon receipt of a Certificate, together with a certified resolution substantially in the form attached as Exhibit E of the Fund's Board of Directors, the Fund may designate any additional foreign sub-custodian with which the Custodian has an agreement for such entity to act as the Custodian's agent, as its sub-custodian and any such additional foreign sub-custodian shall be deemed added to Schedule I. Upon receipt of a Certificate from the Fund, the Custodian shall cease the employment of any one or more Foreign Sub-Custodians for maintaining custody of the Fund's assets and such Foreign Sub-Custodian shall be deemed deleted from Schedule I.

         2. Each Foreign Sub-Custodian Agreement shall be substan tially in the form previously delivered to the Fund and will not be amended in a way that materially adversely affects the Fund without the Fund's prior written consent.

         3. The Custodian shall identify on its books as belonging to each Series of the Fund the Foreign Securities of such Series held by each Foreign Sub-Custodian. At the election of the Fund, it shall be entitled to be subrogated to the rights of the Custodian with respect to any claims by the Fund or any Series against a

Foreign Sub-Custodian as a consequence of any loss, damage, cost, expense, liability or claim sustained or incurred by the Fund or any Series if and to the extent that the Fund or such Series has not been made whole for any such loss, damage, cost, expense, liability or claim.

         4. Upon request of the Fund, the Custodian will, consistent with the terms of the applicable Foreign SubCustodian Agreement, use reasonable efforts to arrange for the independent accountants of the Fund to be afforded access to the books and records of any Foreign Sub-Custodian insofar as such books and records relate to the performance of such Foreign Sub-Custodian under its agreement with the Custodian on behalf of the Fund.

         5. The Custodian will supply to the Fund from time to time, as mutually agreed upon, statements in respect of the securities and other assets of each Series held by Foreign Sub-Custodians, including but not limited to, an identification of entities having possession of each Series' Foreign Securities and other assets, and advices or notifications of any transfers of Foreign Securities to or from each custodial account maintained by a Foreign SubCustodian for the Custodian on behalf of the Series.

         6. The Custodian shall furnish annually to the Fund, as mutually agreed upon, information concerning the Foreign Sub Custodians employed by the Custodian. Such information shall be similar in kind and scope to that furnished to the Fund in connec tion with the Fund's initial approval of such Foreign Sub-Custodians and, in any event, shall include information pertaining to (i) the Foreign Custodians' financial strength, general reputation and standing in the countries in which they are located and their ability to provide the custodial services required, and (ii) whether the Foreign Sub-Custodians would provide a level of safeguards for safekeeping and custody of securities not materially different form those prevailing in the United States. The Custodian shall monitor the general operating performance of each Foreign SubCustodian, and at least annually obtain and review the annual financial report published by such Foreign Sub-Custodian to determine that it meets the financial criteria of an "Eligible Foreign Custodian" under Rule 17f-5(c)(2)(i) or (ii). The Custodian will promptly inform the Fund in the event that the Custodian learns that a Foreign Sub-Custodian no longer satisfies the financial criteria of an "Eligible Foreign Custodian" under such Rule. The Custodian agrees that it will use reasonable care in monitoring compliance by each Foreign Sub-Custodian with the terms of the relevant Foreign SubCustodian Agreement and that if it learns of any breach of such Foreign Sub-Custodian Agreement believed by the Custodian to have a material adverse effect on the Fund or any Series it will promptly notify the Fund of such breach. The Custodian also agrees to use reasonable and diligent efforts to enforce its rights under the relevant Foreign Sub-Custodian
Agreement.

         7. The Custodian shall transmit promptly to the Fund all notices, reports or other written information received pertaining to the Fund's Foreign Securities, including without limitation, notices of corporate action, proxies and proxy solicitation materials.

         8. Notwithstanding any provision of this Agreement to the contrary, settlement and payment for securities received for the account of any Series and delivery of securities maintained for the account of such Series may be effected in accordance with the customary or established securities trading or securities process ing practices and procedures in the jurisdiction or market in which the transaction occurs, including, without limitation, delivery of securities to the purchaser thereof or to a dealer therefor (or an agent for such purchaser or dealer) against a receipt with the expectation of receiving later payment for such securities from such purchaser or dealer.


                                  ARTICLE XVII.
                            CONCERNING THE CUSTODIAN

         1. Except as hereinafter provided, neither the Custodian nor its nominee shall be liable for any loss or damage, including counsel fees, resulting from its action or omission to act or otherwise, either hereunder or under any Margin Account Agreement, except for any such loss or damage arising out of its own negligence or willful misconduct. In no event shall the Custodian be liable to the Fund or any third party for special, indirect or consequential damages or lost profits or loss of business, arising under or in connection with this Agreement, even if previously informed of the possibility of such damages and regardless of the form of action. The Custodian may, with respect to questions of law arising hereunder or under any Margin Account Agreement, apply at the expense of the Fund, for and obtain the advice and opinion of counsel to the Fund or of its own counsel, at its own expense, and shall be fully protected with respect to anything done or omitted by it in good faith in conformity with such advice or opinion. The Custodian shall be liable to the Fund for any loss or damage resulting from the use of the Book-Entry System or any Depository arising by reason of any negligence or willful misconduct on the part of the Custodian or any of its employees or agents.

         2. Without limiting the generality of the foregoing, the Custodian shall be under no obligation to inquire into, and shall not be liable for:

                  (a) The validity of the issue of any Securities purchased, sold, or written by or for the Fund, the legality of the purchase, sale or writing thereof, or the propriety of the amount paid or received therefor;

                  (b) The legality of the sale or redemption of any Shares, or the propriety of the amount to be received or paid therefor, as specified in a Certificate;

                  (c) The legality of the declaration or payment of any dividend by the Fund as specified in a resolution, Certificate or Oral Instructions;

                  (d) The legality of any borrowing by the Fund using Securities as collateral;

                  (e) The legality of any loan of portfolio Securities, nor shall the Custodian be under any duty or obligation to see to it that any cash collateral delivered to it by a broker, dealer, or financial institution or held by it at any time as a result of such loan of portfolio Securities of the Fund is adequate collateral for the Fund against any loss it might sustain as a result of such loan. The Custodian specifically, but not by way of limitation, shall not be under any duty or obligation periodically to check or notify the Fund that the amount of such cash collateral held by it for the Fund is sufficient collateral for the Fund, but such duty or obligation shall be the sole responsibility of the Fund. In addition, the Custodian shall be under no duty or obligation if any broker, dealer or financial institution to which portfolio Securities of the Fund are lent pursuant to Article XIV of this Agreement makes payment to it of any dividends or interest which are payable to or for the account of the Fund during the period of such loan or at the termination of such loan, provided, however, that the Custodian shall promptly notify the Fund in the event that such dividends or interest are not paid and received when due; or

                  (f) The sufficiency or value of any amounts of money and/or Securities held in any Margin Account, Segregated Account or Collateral Account in connection with transactions by the Fund. In addition, the Custodian shall be under no duty or obligation if any broker, dealer, futures commission merchant or Clearing Member makes payment to the Fund of any variation margin payment or simi lar payment which the Fund may be entitled to receive from such broker, dealer, futures commission merchant or Clearing Member, to see that any payment received by the Custodian from any broker, dealer, futures commission merchant or Clearing Member is the amount the Fund is entitled to receive, or to notify the Fund of the Custodian's receipt or non-receipt of any such payment.

         3. The Custodian shall not be liable for, or considered to be the Custodian of, any money, whether or not represented by any check, draft, or other instrument for the payment of money, received by it on behalf of the Fund until the Custodian actually receives and collects such money directly or by the final crediting of the account representing the Fund's interest at the Book-Entry System or the Depository.

         4. The Custodian shall have no responsibility and shall not be liable for ascertaining or acting upon any calls, conversions, exchange offers, tenders, interest rate changes or similar matters relating to Securities held in the Depository, unless the Custodian shall have actually received timely notice from the Depository. In no event shall the Custodian have any responsibil ity or liability for the failure of the Depository to collect, or for the late collection or late crediting by the Depository of any amount payable upon Securities deposited in the Depository which may mature or be redeemed, retired, called or otherwise become payable. However, upon receipt of a Certificate from the Fund of an overdue amount on Securities held in the Depository the Custodian shall make a claim against the Depository on behalf of the Fund, except that the Custodian shall not be under any obliga tion to appear in, prosecute or defend any action suit or proceed ing in respect to any Securities held by the Depository which in its opinion may involve it in expense or liability, unless indem nity satisfactory to it against all expense and liability be furnished as often as may be required.

         5. The Custodian shall not be under any duty or obligation to take action to effect collection of any amount due to the Fund from the Transfer Agent of the Fund nor to take any action to effect payment or distribution by the Transfer Agent of the Fund of any amount paid by the Custodian to the Transfer Agent of the Fund in accordance with this Agreement.

         6. The Custodian shall not be under any duty or obligation to take action to effect collection of any amount, if the Securities upon which such amount is payable are in default, or if payment is refused after due demand or presentation, unless and until (i) it shall be directed to take such action by a Certificate and (ii) it shall be assured to its satisfaction of reimbursement of its costs and expenses in connection with any such action.

         7. With the prior approval of the Board of Directors of the Fund, the Custodian may appoint one or more banking institutions as Depository or Depositories, as Sub-Custodian or Sub-Custodians, or as Co-Custodian or Co-Custodians including, but not limited to, banking institutions located in foreign countries, of Securities and moneys at any time owned by the Fund, upon such terms and conditions as may be approved in a Certificate or contained in an agreement executed by the Custodian, the Fund and the appointed institution.

         8. The Custodian shall not be under any duty or obligation (a) to ascertain whether any Securities at any time delivered to, or held by it,for the account of the Fund and specifically alloca ted to a Series are such as properly may be held by the Fund or such Series under the provisions of its then current prospectus, or (b) to ascertain whether any transactions by the Fund, whether or not involving the Custodian, are such transactions as may properly be engaged in by the Fund; provided, however, that appointment of any foreign banking institution or depository shall be subject to the provision of Article XVI hereof.

         9. The Custodian shall be entitled to receive and the Fund agrees to pay to the Custodian all out-of-pocket expenses and such compensation as may be agreed upon in writing from time to time between the Custodian and the Fund. The Custodian may charge such compensation and any expenses with respect to a Series incurred by the Custodian in the performance of its duties pursuant to such agreement against any money specifically allocated to such Series. The Custodian shall notify the Fund in writing of the nature and amount of any loss, damage, liability or expense attributable to one or more series of the Fund. The Fund may notify the Custodian of the appropriate allocation of any such loss, damage, liability or expense. In the event the Fund fails to notify the Custodian of any allocation within five business days of receipt from the Custodian of notice or a reimbursable expense, then the Custodian shall also be entitled to charge against any money held by it to the extent otherwise provided in this Agreement for the account of a Series such Series' pro rata share (based on such Series net asset value at the time of the charge to the aggregate net asset value of all Series at that time) of the amount of any loss, damage, liability or expense, including counsel fees, for which it shall be entitled to reimbursement under the provisions of this Agreement. The expenses for which the Custodian shall be entitled to reimbursement hereunder shall include, but are not limited to, the expenses of Sub-Custodian and foreign branches of the Custodian incurred in settling outside of New York City transactions involving the purchase and sale of Securities of the Fund.

         10. The Custodian shall be entitled to rely upon any Certificate, notice or other instrument in writing received by the Custodian and reasonably believed by the Custodian to be a Certificate. The Custodian shall be entitled to rely upon any Oral Instructions actually received by the Custodian hereinabove provided for. The Fund agrees to forward to the Custodian a Certificate or facsimile thereof confirming such Oral Instructions in such manner so that such Certificate or facsimile thereof is received by the Custodian, whether by hand delivery, telecopier or other similar device, or otherwise, by the close of business of the same day that such Oral Instructions are given to the Custodian. The Fund agrees that the fact that such confirming instructions are not received by the Custodian shall in no way affect the validity of the transactions or enforceability of the transactions hereby authorized by the Fund. The Fund agrees that the Custodian shall incur no liability to the Fund in acting upon Oral Instructions given to the Custodian hereunder concerning such transactions provided such instructions reasonably appear to have been received from an Officer.

         11. The Custodian shall be entitled to rely upon any instrument, instruction or notice received by the Custodian and reasonably believed by the Custodian to be given in accordance with the terms and conditions of any Margin Account Agreement. Without limiting the generality of the foregoing, the Custodian shall be under no duty to inquire into, and shall not be liable for, the accuracy of any statements or representations contained in any such instrument or other notice including, without limitation, any specification of any amount to be paid to a broker, dealer, futures commission merchant or Clearing Member.

         12. The books and records pertaining to the Fund which are in the possession of the Custodian shall be the property of the Fund. Such books and records shall be prepared and maintained as required by the Investment Company Act of 1940, as amended, and other applicable securities laws and rules and regulations. The Fund, or the Fund's authorized representatives, shall have access to such books and records during the Custodian's normal business hours. Upon the reasonable request of the Fund, copies of any such books and records shall be provided by the Custodian to the Fund or the Fund's authorized representative, and the Fund shall reimburse the Custodian its expenses of providing such copies. Upon reasonable request of the Fund, the Custodian shall provide in hard copy or on micro-film, whichever the Custodian elects, any records included in any such delivery which are maintained by the Custodian on a computer disc, or are similarly maintained, and the Fund shall reimburse the Custodian for its expenses of providing such hard copy or micro-film.

         13. The Custodian shall provide the Fund with any report obtained by the Custodian on the system of internal accounting control of the Book-Entry System, the Depository or O.C.C., and with such reports on its own systems of internal accounting control as the Fund may reasonably request from time to time.

         14. The Fund agrees to indemnify the Custodian against and save the Custodian harmless from all liability, claims, losses and demands whatsoever, including reasonable attorney's fees, howsoever arising or incurred because of or in connection with this Agreement, including the Custodian's payment or non-payment of checks pursuant to paragraph 6 of Article XIII as part of any check redemption privilege program of the Fund, except for any such liability, claim, loss and demand arising out of the Custodian's own or its nominee's negligence or willful misconduct.

         15. Subject to the foregoing provisions of this Agreement, the Custodian may deliver and receive Securities, and receipts with respect to such Securities, and arrange for payments to be made and received by the Custodian in accordance with the customs prevailing from time to time among brokers or dealers in such Securities. When the Custodian is instructed to deliver Securities against payment, delivery of such Securities and receipt of payment therefor may not be completed simultaneously. The Fund assumes all responsibility and liability for all credit risks involved in connection with the Custodian's delivery of Securities pursuant to instructions of the Fund, which responsibility and liability shall continue until final payment in full has been received by the Custodian.

         16. The Custodian shall have no duties or responsibilities whatsoever except such duties and responsibilities as are specifically set forth in this Agreement, and no covenant or obligation shall be implied in this Agreement against the Custodian.

         17. Whenever the Custodian has the authority to deduct monies from the account for a series without a Certificate, it shall notify the Fund within one business day of such deduction and the reason for it. Whenever the Custodian has the authority to sell Securities or any other property of the Fund on behalf of any Series without a Certificate, the Custodian will notify the Fund of its intention to do so and afford the Fund the reasonable opportu nity to select which Securities or other property it wishes to sell on behalf of such Series. If the Fund does not promptly sell sufficient Securities or other property on behalf of the Series, then, after notice, the Custodian may proceed with the intended sale.

         18. From time to time the Fund may advise the Custodian in writing of procedures, guidelines or restrictions ("Procedures") adopted by the Fund for particular types of investments or transactions, e.g., repurchase agreements and reverse repurchase agreements. Not more than ten days after receipt of any such Procedures, the Custodian shall advise the Fund as to whether it has determined in its absolute discretion to comply with such Procedures. The Fund agrees that the Custodian, for whatever reason, without any penalty or liability, shall have the absolute right to determine that it will not comply with any such Procedures. If the Custodian determines that it will not comply with such Procedures, the Fund shall have the right, notwithstand ing any provision to the contrary in this Agreement, to terminate this Agreement without any penalty to the Fund on 30 days written notice to the Custodian.

                                 ARTICLE XVIII.
                                   TERMINATION

         This Agreement shall continue in full force and effect until the first to occur of: (a) termination by the Custodian by a notice in writing delivered or mailed to the Fund, such termination to take effect not sooner than ninety
(90) days after the date of such delivery; (b) termination by the Fund by a notice in writing delivered or mailed to the Custodian, such termination to take effect not sooner than sixty (60) days after the date of such delivery; or (c) termination by the Fund by written notice delivered to the Custodian, based upon the fund's determination that there is a reasonable basis to conclude that the Custodian is insolvent or that the financial condition of the Custodian is deteriorating in any material respect, in which case termination shall take effect upon the Custodian's receipt of such notice or at such later time as the Fund shall designate. In the event of ter mination pursuant to this Section, the Fund shall make payment of all accrued fees and unreimbursed expenses within a reasonable time following termination and delivery of a statement to the Fund setting forth such fees and expenses. Notwithstanding any provi sions elsewhere contained herein, the Custodian may deduct all fees, expenses and other amounts it is owed by the Fund from Securities and moneys held hereunder prior to making any delivery described in this Article. The Fund shall identify in any notice of termination a successor custodian to which the Securities, money and other assets of the Series shall, upon termination of this Agreement, be delivered. In the event that no written notice designating a successor custodian shall have been delivered to the Custodian on or before the date when termination of this Agreement shall become effective, the Custodian may deliver to a bank or trust company doing business in the City of New York, New York, of its own selection, having an aggregate capital, surplus, and undivided profits, as shown by its last published report, of not less than $25,000,000, all Securities, moneys and other assets held by the Custodian and all instruments held by the Custodian relative thereto and all other property held by it under this Agreement. Thereafter, such bank or trust company shall be the successor or the Custodian under this Agreement. In the event that Securities and other assets remain in the possession of the Custodian after the date of termination hereof owing to failure of the Fund to appoint a successor custodian, the Custodian shall be entitled to compensation for its services in accordance with the fee schedule most recently in effect, for such period as the Custodian retains possession of such Securities and other assets, the provisions of this Agreement relating to the duties and obligations of the Custodian and the Fund shall remain in full force and effect, and the Fund shall provide the Custodian at least ten (10) days prior notice of any delivery to be made by the Custodian. In the event of the appointment of a successor custodian, it is agreed that the

Securities, moneys and other property owned by the Fund and held by the Custodian, or nominee shall be delivered to the successor custodian; and the Custodian agrees to cooperate with the Fund at the Fund's expense in the execution of documents and performance of other actions necessary or desirable in order to substitute the successor custodian for the Custodian under this Agreement.


                                  ARTICLE XIX.

                                  MISCELLANEOUS

         1. Annexed hereto as Appendix A is a Certificate signed by two of the present Officers of the Fund under its corporate seal, setting forth the names and the signatures of the present Officers of the Fund. The Fund agrees to furnish to the Custodian a new Certificate in similar form in the event any such present Officer ceases to be an Officer of the Fund, or in the event that other or additional Officers are elected or appointed. Until such new Certificate shall be received, the Custodian shall be fully protec ted in acting under the provisions of this Agreement upon the signatures of the Officers as set forth in the last delivered Certificate.

         2. Any notice or other instrument in writing, authorized or required by this Agreement to be given to the Custodian, shall be sufficiently given if addressed to the Custodian and mailed or delivered to it at its offices at 101 Barclay Street, New York, New York (21W) 10286, or at such other place as the Custodian may from time to time designate in writing.

         3. Any notice or other instrument in writing, authorized or required by this Agreement to be given to the Fund shall be sufficiently given if addressed to the Fund and mailed or delivered to it at its office at the address for the Fund first above written, or at such other place as the Fund may from time to time designate in writing.

         4. This Agreement may not be amended or modified in any manner except by a written agreement executed by both parties with the same formality as this Agreement and approved by a resolution of the Board of Directors of the Fund.

         5. This Agreement shall extend to and shall be binding upon the parties hereto, and their respective successors and assigns; provided, however, that this Agreement shall not be assignable by the Fund without the written consent of the Custodian, or by the Custodian without the written consent of the Fund, authorized or approved by a resolution of the Fund's Board of Directors.

         6. This Agreement shall be construed in accordance with the laws of the State of New York without giving effect to conflict of laws principles thereof. Each party hereby consents to the jurisdiction of a state or federal court situated in New York City, New York in connection with any dispute arising hereunder and hereby waives its right to trial by jury.

         7. This Agreement may be executed in any number of counter parts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute only one instrument.

         8. With respect to any obligations of the Fund on behalf of the Series arising out of this Agreement, the Custodian shall look for payment or satisfaction of any obligation solely to the assets and property of the Series to which such obligation relates as though the Fund had separately contacted with the Custodian by separate written instrument with respect to each Series.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective corporate Officers, thereunto duly authorized and their respective corporate seals to be hereunto affixed, as of the day and year first have written

         FIRST INVESTORS SERIES FUND II, INC.


[SEAL]                                         By:/s/ David D. Grayson


Attest:


/s/ C. Durso


                                               THE BANK OF NEW YORK


[SEAL]                                         By:/s/Jorge Ramos


Attest:

/s/Mike Cecero

                               EXHIBIT A/EXHIBIT B

                                  CERTIFICATION

         The undersigned, C. Durso, hereby certifies that she is the duly elected and acting Vice President and Secretary of First Investors Series Fund II, Inc., a Maryland corporation (the "Fund"), and further certifies that the following resolution was adopted by the Board of Directors of the Fund at a meeting duly held on May 26, 1992, at which a quorum was at all times present and that such resolution has not been modified or rescinded and is in full force and effect as of the date thereof.

         RESOLVED, that pursuant to the terms of its Custodian Agreement with the Fund, [The Bank of New York] be, and it hereby is, authorized to deposit, directly or through a qualified sub-custodian acting as its agent, any or all of the securities of the Fund in a clearing agency registered with the Securities and Exchange Commission as a securities depository or in the book entry system as provided in applicable federal regulations as such regulations may be amended from time to time.

         IN WITNESS WHEREOF, I have hereunto set my hand and the seal of First Investors Series Fund II, Inc. as of the 24th day of August , 1992.


                                                              /s/ C. Durso


[SEAL]

                                   APPENDIX A


I, David D. Grayson, President, and I, Concetta Durso, Secretary of the following First Investors Fund/Series:

First Investor Cash Management Fund, Inc.
First Investors Fund For Income, Inc.
First Investor Global Fund, Inc.
First Investors Government Fund, Inc.
First Investor High Yield Fund, Inc.
First Investor Insured Tax Exempt Fund, Inc.
First Investors Life Series Fund
First Investors Multi-State Insured Tax Free Fund
         (Arizona, California, Colorado, Connecticut, Florida, Georgia, Maryland, Massachusetts, Michigan, Minnesota, Missouri, New Jersey, North Carolina, Ohio, Oregon, Pennsylvania and Virginia Series)
First Investors New York Insured Tax Free Fund, Inc.
First Investors Series Fund
         First Investors Blue Chip Series
         First Investors Investment Grade Series
         First Investors Special Situation Series
         First Investors Total Return Series
First Investors Special Bond Fund, Inc.
First Investors Tax-Exempt Money Market Fund, Inc.
First Investors U.S. Government Plus Fund lst, 2nd & 3rd Series
Executive Investors Trust
         Executive Investors Blue Chip Fund
         Executive Investors High Yield
         Executive Investors Insured Tax Exempt Fund

do hereby certify that the following individual serves in the following position with each Fund/Series and she has been duly elected or appointed to such position and qualified therefor in conformity with the Fund/Series Articles of Incorporation and By-Laws or Declaration of Trust and that the signature set forth opposite her respective name is her true and correct signature:


NAME                                    POSITION                                SIGNATURE
Gemma Della Fave                        Authorized Signer                       /s/ Gemma Della Fave

I, Concetta Durso, Secretary of the above First Investors Funds/Series hereby certify that the above named individual has been duly elected and appointed to such position and qualified therefor in conformity with the Funds/Series Articles of Incorporation and By-Laws or Declaration of Trust and that the signature set forth opposite her respective name is her true and correct signature.

/s/ C. Durso                                        7/20/92
Concetta Durso, Secretary                            Dated

I, David D. Grayson, in my official capacity as President of the above First Investors Funds/Series, hereby certify that Concetta Durso is currently the duly elected and appointed Secretary of these Funds/Series and that the above named individual has been duly appointed to such position and that the signature appearing opposite her name is her true and correct signature.

/s/ David D. Grayson                                      7/20/92
David. D. Grayson, President                               Dated

         I, David D. Grayson, President, and I, Concetta Durso, Secretary of each Fund, Series in the First Investors Family of Funds, do hereby certify that:

         The following individuals are duly authorized to execute any certificate, instruction, notice or other instrument or to give oral instructions on behalf of each Fund/Series, and the signatures set forth opposite their respective names are their true and correct signatures:

NAME                                                                                 SIGNATURE
David D. Grayson                           President                                                      /s/ David D. Grayson
Glenn O. Head                              Vice President                                                 /s/ Glenn O. Head
Concetta Durso                             Vice President and                                             /s/ C. Durso
                                           Secretary
Joseph I. Benedek                          Treasurer                                                     /s/ Joseph I. Benedek
                                                                                                         ---------------------
Irving P. David                            Assistant Treasurer                       /s/ Irving P. David
                                                                                     -------------------
Carol R. Lerner                            Assistant Secretary                                           /s/ Carol R. Lerner
                                                                                                         -------------------
Joseph P. Abbamont                         Authorized Signer                                              /s/ Joseph Abbamont
                                                                                                          -------------------
Susan E. Bryant                            Authorized Signer                          /s/ Susan E. Bryant
                                                                                     --------------------
Marianne C. Buzzerio                       Authorized Signer                         /s/Marianne
                                                                                     C.Buzzerio
                                                                                     ------------------
Susan I. Grant                             Authorized Signer                         /s/ Susan I. Grant
                                                                                     ------------------
Evan S. Israel                             Authorized Signer                         /s/ Evan S. Israel
                                           =================                         ------------------
Nanette A. King                            Authorized Signer                         /s/ Nanette A. King
                                                                                     -------------------
Mary T. Kohl                               Authorized Signer                         /s/ Mary T. Kohl
                                                                                     ----------------
Mark S. Spencer                            Authorized Signer                         /s/ Mark S. Spencer
                                                                                     -------------------




I, David D. Grayson, in my official capacity as President of each Fund/Series in the First Investors Family of Funds, hereby certify that Concetta Durso is currently the duly elected and appointed Secretary of all Fund/Series in the First Investors Family of Funds and that the above named individuals have been duly authorized to execute any certificate, instruction, notice, or other instrument or to give oral instructions on behalf of each Fund/Series and the signatures set forth opposite their names are their true and correct signatures.



                                            /s/ David D. Grayson
                                                David D. Grayson, President
                                                Dated: 4/14/92

I, Concetta Durso, Secretary of each Fund/Series in the First Investors Family of Funds, hereby certify that the above named individuals have been duly authorized to execute any certificate, instruction, notice, or other instrument or to give oral instructions on behalf of each Fund/Series and the signatures set forth opposite their names are their true and correct signatures.


                                             /s/ C. Durso
                                                 Concetta Durso, Secretary
                                                 Dated:  4/14/92

                                   APPENDIX B

         I, David D. Grayson, President, and I, Concetta Durso, Secretary of Investors Series Fund, a Massachusetts Business Trust, do hereby certify that:

         The following individuals are duly authorized to execute any certificate, instruction, notice or other instrument or to give oral instructions on behalf of the Fund, and the signatures set forth opposite their respective names are their true and correct signatures:


NAME                                                                                    SIGNATURE
David D. Grayson                           President                                    /s/ David D. Grayson
                                                                                        --------------------
Glenn O. Head                              Vice President                               /s/ Glenn O. Head
                                                                                        -----------------
Concetta Durso                             Vice President and Secretary                 /s/ C. Durso
                                                                                        -------------
Joseph I. Benedek                          Treasurer                                    /s/Joseph I. Benedek
                                                                                        ------------------
Carol R. Lerner                            Assistant Secretary                          /s/ Carol R. Lerner
                                                                                        ------------------
Joseph P. Abbamont                         Authorized Signer                            /s/Joseph P.Abbamont
                                                                                        -------------------
Marianne C. Buzzerio                       Authorized Signer                            /s/ Marianne C. Buzzerio
                                                                                        ------------------------
Irving P. David                            Authorized Signer                            /s/ Irving P. David
                                                                                        -------------------
Anthony Gentile                            Authorized Signer                            /s/ Anthony Gentile
                                                                                        -------------------
Susan I. Grant                             Authorized Signer                            /s/ Susan I. Grant
                                                                                        ------------------
Robert J. Grosso                           Authorized Signer                            /s/ Robert J.Grosso
                                                                                        -------------------
Nanette A. King                            Authorized Signer                            /s/ Nanette A. King
                                                                                        -------------------
Mary T. Kohl                               Authorized Signer                            /s/ Mary T. Kohl
                                                                                        ----------------
Mark S. Spencer                            Authorized Signer                            /s/ Mark S. Spencer
                                                                                        -------------------




I, David D. Grayson, in my official capacity as President of First Investors Series Fund, hereby certify that Concetta Durso is currently the duly elected and appointed Secretary of First Investors Series Fund and that the above named individuals have been duly authorized to execute any certificate, instruction, notice, or other instrument or to give oral instructions on behalf of Fund and the signatures set forth opposite their names are their true and correct signatures.


                                                     /s/ David D. Grayson

                                                    David D. Grayson, President

                                                    Dated: 4/14/92

I, Concetta Durso, Secretary of First Investors Series Fund, hereby certify that the above named individuals have been duly authorized to execute any certificate, instruction, notice, or other instrument or to give oral instructions on behalf of the Fund and the signatures set forth opposite their names are their true and correct signatures.


                                                      /s/ C. Durso
                                                      Concetta Durso, Secretary
                                                      Dated:  4/14/92

FIRST INVESTORS MANAGEMENT COMPANY, INC.
95 Wall Street
New York, New York  10005-4297

                                                                August 26, 1992



Mr. Octavio Cabrera, Assistant Treasurer
The Bank of New York
110 Washington Street
New York, New York  10286

Dear Mr. Cabrera:

    In accordance with your telephone request to Mr. Joseph I. Benedek, this is to confirm that the authorized signers on the attached Appendixes (see copies attached) are also the authorized signers for the First Investors Made In The U.S.A. Fund (A Series of First Investors Series Fund II, Inc.).

                                Very truly yours,

                                                     /s/ C. Durso

                                                     C. Durso
                                                     Vice President


CD:is
Enc.
cc:  Mr. Joseph I. Benedek - FIMCO/N.J.
     Mr. Robert Orson - The Bank of New York

                                 APPENDIX C



         I, Jorge Ramos, a Vice President with THE BANK OF NEW YORK do hereby designate the following publications:


The Bond Buyer Depository Trust Company Notices Financial Daily Card Service JJ Kenney Municipal Bond Service London Financial Times New York Times Standard & Poor's Called Bond Record Wall Street Journal

                                        SCHEDULE I

                                 Bank of New York Branches
                                           and
                              Eligible Foreign Custodians

Country                     Bank Name and Address                                            Status
Argentina                   The First National Bank of Boston                             Correspondent
                            Florida 99, 1005 Buenos Aires,
                            Argentina
Australia                   Australia and New Zealand Banking                             Correspondent
                              Group, Limited
                            55 Colins Street,
                            Melbourne Australia
Austria                     GiroCredit Bank                                               Correspondent
                            Aktiengesellschaft
                              der Sparkassen
                            A-1010 Wien, Schubertring 5,
                            Vienna, Austria
Belgium                     Banque Bruxelles Lambert, S.A.                                Correspondent
                            24 Avenue Marnix,
                            Brussels 1050
                            Belgium
Brazil                      The First National Bank of Boston                             Correspondent
                            Rua Libero Badaro, 487,
                            01009 - Sao - SP (Alt 226)
                            Brazil
Canada                      Royal Trust Corporation of Canada                             Correspondent
                            55 King Street West
                            Royal Trust Tower, Toronto,
                            Ontario M5H 1P9, Canada
Denmark                     Den Danske Bank                                               Correspondent
                            2-12 Holmens Kanal
                            DK - 1092 Copenhagen K.
                            Denmark
Finland                     Union Bank of Finland Ltd.                                    Correspondent
                            Aleksanterinkatu 30,
                            Helsinki, Finland



                                   - 52 -





France                      Banque Paribas                                                Correspondent
                            3 Rue D'Antin
                            75002 Paris, France
Germany                     Dresdner Bank A.G.                                            Correspondent
                            Jurgen-Ponto-Platz 1 (Alt 207)
                            6000 Frankfurt 11,
                            Federal Republic of Germany
Hong Kong                   The Hongkong & Shanghai Banking                               Correspondent
                            9 Corporation
                            1 Queen's Road Central,
                            Hong Kong
Indonesia                   The Hongkong & Shanghai Banking                               Correspondent
                              Corporation
                            P.O. Box 2307, Jakarta 1001,
                            Indonesia
Italy                       Citibank, N.A.                                                Correspondent
                            Foro Buonaparte, 16
                            1-20121 Milano
                            Italy
Japan                       The Yasuda Trust & Banking                                    Correspondent
                              Company, Limited
                            2-1 Yaesu, 1-chome
                            Chuo-ku, Tokyo 103,
                            Japan
Korea                       Bank of Seoul                                                 Correspondent
                            10-1, Namdaeman-Ro 2-Ka
                            Chung-ku, Seoul, 100-092
                            Korea
Luxembourg                  Cedel, S.A.                                                   Depository
                            67 Boulevard Grande-Duchesse
                              Charlotte
                            L-1010, Luxembourg
Malaysia                    The Hongkong & Shanghai Banking                               Correspondent
                              Corporation Ltd.
                            Kuala Lumpur, Malaysia
Mexico                      Citibank, N.A.                                                Correspondent
                            Passee de la Reforma 390,
                            Mexico City,  06695
                            Mexico



                                                     - 53 -





Netherlands                 Amsterdam-Rotterdam Bank, N.V.                                Correspondent
                            Kemelstede 2, 4817 ST Breda
                            The Netherlands
New Zealand                 Australia and New Zealand Banking                             Correspondent
                              Group Ltd.
                            215-229 Lambton Quay
                            P.O. Box 1492
                            Wellington, 1
                            New Zealand
Norway                      Den norske Bank AS                                            Correspondent
                            Kirkengaten 21, 0153 Oslo 1,
                            Norway
Phillippines                The Hongkong and Shangahi                                     Correspondent
                              Corporation Ltd.
                            Makti, Metro Manila,
                            Phillippines
Portugal                    Banco Comercial Portugues                                     Correspondent
                            (Alt 136)
                            Rua Augusta, 41, 1100 Lison,
                            Portugal
Singapore                   United Overseas Bank Limited                                  Correspondent
                            1 Bonham Street, #01-00,
                            Singapore
Spain                       Banco Bilbao Vizcaya, S.A.                                    Correspondent
                            Plaza de San Nicholas 4,
                            Bilbao, Spain
Sweden                      Skandinaviska Enskilda Banken                                 Correspondent
                            Kungstradgardsgatan 8, (Alt 132)
                            Stockholm, Sweden
Switzerland                 Union Bank of Switzerland                                     Correspondent
                            45 Bahnhofstrasse,
                            Zurich, Switzerland
Thailand                    The Siam Commercial Bank, Ltd.                                Correspondent
                            1060 Phetchaburi Road,
                            Bangkok 10400, Thailand



                                                     - 54 -




United                      The Bank of New York                                          Branch
Kingdom                     46 Berkeley Street
                            London W1X 6AA, England
Venezuela                   Citibank, N.A.                                                Correspondent
                            Carmelitas a Altagracia,
                            Edificio Citibank,
                            Caracas, 1010, Venezuela
